UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MK GOLD COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MK GOLD COMPANY

60 E. South Temple, Suite 2100

Salt Lake City, Utah 84111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 5, 2003

To the Stockholders of MK Gold Company:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of MK Gold Company (the “Company”) to be held at the Wyndham Hotel, 215 W. South Temple, Salt Lake City, Utah, on Friday, September 5, 2003, at 11:30 a.m., for the following purposes:

1.	To elect two directors of the Company.

2.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2003.

3.	To approve the Company’s Stock Incentive Plan for Non-Employee Directors.

4.	To transact such other business as may properly come before the Meeting.

Stockholders of record at the close of business on August 4, 2003 are entitled to notice of and to vote at the Meeting and at any and all adjournments of the Meeting. If you are unable to attend the Meeting in person, you are urged to sign, date and return the enclosed proxy as it is necessary that holders of a majority of the outstanding shares be present, in person or by proxy, in order to obtain a quorum for the Meeting. The proxy may be returned in the accompanying, self-addressed envelope, which requires no postage if mailed in the United States.

Dated: August 7, 2003	BY ORDER OF THE BOARD OF DIRECTORS
John C. Farmer
Chief Financial Officer and Secretary

MK GOLD COMPANY

60 E. South Temple, Suite 2100

Salt Lake City, Utah 84111

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held September 5, 2003

INTRODUCTION

This Proxy Statement is being furnished to the stockholders of MK Gold Company, a Delaware corporation (“MK Gold” or the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on September 5, 2003 and at any adjournments thereof.

At the Meeting, stockholders will be asked:

(1)	To elect two directors.

(2)	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2003.

(3)	To approve the Company’s Stock Incentive Plan for Non-Employee Directors.

(4)	To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

The Board of Directors has fixed the close of business on August 4, 2003 as the record date (the “Record Date”) for the determination of the holders of common stock, par value $.01 per share (“Common Stock”), entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on August 4, 2003, there were 37,395,649 shares of Common Stock entitled to vote.

This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Stock on or about August 7, 2003.

THE MEETING

Date, Time and Place

The Meeting will be held on September 5, 2003, at 11:30 a.m., local time, at the Wyndham Hotel, 215 W. South Temple, Salt Lake City, Utah.

Matters to be Considered

At the Meeting, stockholders will be asked to consider, and to vote with respect to, the election of two directors, the ratification of the selection of independent accountants, and the approval of the Company’s Stock Incentive Plan for Non-Employee Directors. See “ELECTION OF DIRECTORS,” “RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS” and “APPROVAL OF STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS.” The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Stockholders as of the close of business on the Record Date (i.e., August 4, 2003) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 37,395,649 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles its holder to one vote.

Voting Procedures

Quorum. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on the Record Date will constitute a quorum.

Election of Directors. Under the Delaware General Corporation Law, for each share of Common Stock held, each stockholder is entitled to cast one vote for each of the two directorships to be filled. The two nominees for director receiving the highest number of votes cast will be elected whether or not any one of them receives the vote of a majority of the shares represented and entitled to vote at the Meeting.

Ratification of Selection of Independent Accountants. The ratification of the selection of PricewaterhouseCoopers LLP as independent accountants is being submitted to the stockholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the stockholders. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Meeting, the Audit Committee of the Board of Directors will reconsider this selection, although such a vote will not be binding on the Audit Committee. If the stockholders ratify the selection, the Audit Committee, in its discretion, may nevertheless direct the appointment of new independent accountants at any time if the Audit Committee believes that such a change would be in the interests of the Company and the stockholders.

Approval of Stock Incentive Plan for Non-Employee Directors. Under the Delaware General Corporation Law, approval of the Company’s Stock Incentive Plan for Non-Employee Directors will require the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.

Abstentions and Broker Non-votes. Abstentions are counted for purposes of determining the number of shares represented and entitled to vote at the Meeting. However, abstentions are not counted in determining the number of shares voting FOR an item of business and, therefore, have the same effect as a vote AGAINST an item of business. Broker non-votes are counted for purposes of determining the number of shares represented and entitled to vote at the Meeting; however, the shares represented thereby are not voted and do not represent a vote either FOR or AGAINST an item of business.

Principal Stockholder. The Company has been advised by its principal stockholder, Leucadia National Corporation, that it intends to vote its 27,212,735 shares of Common Stock, representing approximately 72.8% of the Company’s outstanding shares of Common Stock, FOR the election of the two persons nominated by the Board of Directors to serve as directors, FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2003 and FOR the approval of the Company’s Stock Incentive Plan for Non-Employee Directors. Accordingly, election of the two persons nominated by the Board of Directors to serve as directors, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2003 and approval of the Company’s Stock Incentive Plan for Non-Employee Directors are assured.

Voting and Revocation of Proxies

Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named herein, FOR ratification of the selection of independent accountants and FOR the approval of the Company’s Stock Incentive Plan for Non-Employee Directors.

Any proxy signed and returned by a stockholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Independent Accountants

The Company has been advised that representatives of PricewaterhouseCoopers LLP, the Company’s independent accountants for 2002, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes, Class I, Class II and Class III, with each class as nearly equal in number as possible. The Board of Directors has fixed the number of Directors of the Company at eight, three of whom are members of Class I, three of whom are members of Class II, and two of whom are members of Class III. There is currently one vacancy in Class II. Each class serves three years, with terms of office of the respective classes expiring in successive years. The two current Class II directors, whose terms expire in 2003, are being proposed for election for new three-year terms (expiring in 2006) at the Meeting. The vacancy in Class II will not be filled at the Meeting. The Board of Directors recommends a vote FOR the two nominees named below.

Certain information regarding the nominees for director and directors continuing in office is set forth below. The following information is as of August 4, 2003.

Class II – Nominees for election to serve until the 2006 Annual Meeting of Stockholders:

H. E. Scruggs, 46, was elected to the Board in March 2001. Mr. Scruggs has served as Vice President of Leucadia National Corporation since August 2002 and from March 2000 through December 2001. Mr. Scruggs has also served in the following capacities with the following subsidiaries of Leucadia: Chairman of the Board of Directors of American Investment Bank, N.A. since 1997; Chairman and President of Empire Insurance Company since October 2000; Chairman of Conwed Plastics since January 2000; and a Senior Vice President of WilTel Communications Group, Inc. since October 2002. Mr. Scruggs was on the faculty of the Department of Political Science at Brigham Young University from 1991 to 1996 and served as Chief of Staff to the Governor of Utah from 1988 to 1991. Mr. Scruggs is a member of the Utah Bar.

Robert S. Shriver, 49, was elected to the Board in 1993. Mr. Shriver is President of RSS, Inc. Mr. Shriver is a television, film and record producer, and he is a Director and Co-founder of the DATA Foundation, a Director of the Crossroads at Antigua Foundation, and Vice-Chairman of the California State Parks System. Mr. Shriver serves on the Compensation and Audit Committees of the Board of Directors.

Class I – Directors whose terms continue until the 2004 Annual Meeting of Stockholders:

Ian M. Cumming, 63, was elected to the Board in June 1995. Mr. Cumming has served as a Director and Chairman of the Board of Directors of Leucadia National Corporation since 1978. He also serves as Chairman of the Board of The FINOVA Group Inc. and as a Director of Skywest, Inc., Allcity Insurance Company, HomeFed Corporation, Carmike Cinemas, Inc. and WilTel Communications Group, Inc. Mr. Cumming serves on the Executive and Audit Committees of the Board of Directors.

Joseph S. Steinberg, 59, was elected to the Board in June 1995. Mr. Steinberg has served as a Director of Leucadia National Corporation since 1978 and as President since 1979. He also serves as Chairman of the Boards of Allcity Insurance Company and HomeFed Corporation, and as a Director of The FINOVA Group Inc., White Mountains Insurance Group, Ltd., Jordan Industries, Inc. and WilTel Communications Group, Inc.

G. Frank Joklik, 75, was elected to the Board in June 1995, and became Chairman of the Board of Directors of the Company on June 30, 1998. Mr. Joklik served as President and Chief Executive Officer of the Company from November 1, 1995 through June 30, 1998. Concurrent with his appointment as Chairman of the Board, Mr. Joklik took a leave of absence from his position as President and Chief Executive Officer of the Company. Mr. Joklik returned from the leave of absence to his position as Chief Executive Officer during the second quarter of 1999. Mr. Joklik was formerly the President and Chief Executive Officer of Kennecott Corporation. Mr. Joklik serves on the Executive Committee of the Board of Directors.

Class III – Directors whose terms continue until the 2005 Annual Meeting of Stockholders:

Thomas E. Mara, 57, was elected to the Board in February 2000. Mr. Mara has served as Executive Vice President of Leucadia National Corporation since 1980 and as Treasurer since 1993. He also serves as a Director for Allcity Insurance Company and The FINOVA Group Inc.

James P. Miscoll, 68, was elected to the Board in 1993. Mr. Miscoll served as Vice Chairman of Bank of America from 1985 to 1992, when he retired from that position. Mr. Miscoll also serves as a Director for American International Group, Inc. (senior advisor), WABTEC Corporation (Pittsburgh), 21st Century Industries, East West Bank and Chela Financial. Mr. Miscoll serves as Chairman of the Audit Committee and serves on the Compensation Committee of the Board of Directors.

If it is determined prior to the Meeting that any nominee will be unable to serve as a Director, the proxy holders reserve the right to substitute a nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve, unless the Board of Directors reduces the size of the membership of the Board of Directors prior to the Meeting to eliminate the position of any such nominee.

INFORMATION CONCERNING THE BOARD OF DIRECTORS,

BOARD COMMITTEES AND DIRECTOR COMPENSATION

Board Committees and Meetings

The current committees of the Company’s Board of Directors include an Executive Committee, a Compensation Committee and an Audit Committee. These committees are further described below.

Executive Committee. The Executive Committee is responsible for overseeing the management of the business and affairs of the Company and has such additional authority as may be granted to it from time to time by the Board of Directors. The current members of the Executive Committee are Ian M. Cumming and G. Frank Joklik. There is one vacancy on the Executive Committee. The Executive Committee meets at such times as may be deemed necessary by the Board of Directors or the Committee. No meetings of the Executive Committee were held during 2002.

Compensation Committee. The Compensation Committee reviews and adjusts the salaries of the principal officers and key executives of the Company. The Compensation Committee also administers the Company’s benefit plans. The current members of the Compensation Committee are James P. Miscoll and Robert S. Shriver. There is one vacancy on the Compensation Committee. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Committee. The Compensation Committee took action on one occasion during 2002.

Audit Committee. The functions of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility to oversee the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent accountants, and significant financial matters. In discharging its duties, the Audit Committee is expected to:

•	have the sole authority to select (subject to stockholder ratification, which ratification is not binding on the Audit Committee), compensate, evaluate and replace the Company’s independent accountants;

•	review and approve the scope of the annual external audit;

•	review and pre-approve the engagement of the Company’s independent accountants to perform audit and non-audit services and the related fees;

•	meet independently with the Company’s accounting staff, independent accountants and senior management;

•	review the integrity of the Company’s financial reporting process; and

•	review the Company’s financial statements and disclosures and certain Securities and Exchange Commission filings.

The current members of the Audit Committee are James P. Miscoll (Chairman), Ian M. Cumming and Robert S. Shriver, each of whom is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, except for Mr. Cumming. There is one vacancy on the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which was attached as Annex A to the proxy statement relating to the Company’s 2001 Annual Meeting of Stockholders. The Audit Committee meets at such times as may be deemed necessary by the Board of Directors or the Committee. The Audit Committee held four meetings during 2002. At each meeting, the Audit Committee met with management and the Company’s independent accountants, and with the independent accountants without management present.

The Board of Directors held a total of two meetings during 2002. During 2002, each incumbent director attended 75% or more of the total number of meetings of the Board and the committees of the Board on which he served that were held during the periods he served, except Joseph Steinberg and Robert Shriver, who each attended one meeting.

Director Compensation

Cash Compensation. Directors who are not employees of the Company receive a fee of $7,500 per year, plus $500 for each Board meeting attended, and $250 for each standing committee meeting attended. Non-Employee Directors are also reimbursed by the Company for reasonable and necessary expenses incurred in connection with their services as Directors of the Company. The Company does not have any consulting agreements with its Directors and no Director received compensation for consulting services during 2002.

Stock Option Plan for Non-Employee Directors. The Company has a Stock Option Plan for Non-Employee Directors, the purpose of which is to encourage the highest level of performance from those members of the Board of Directors who are not employees of the Company by providing such non-employee Directors with a proprietary interest in the financial success of the Company. Under the plan, the Company may grant non-employee Directors discounted options to purchase 30,000 shares of Common Stock.

The purchase price per share for shares covered by each option award under the Stock Option Plan for Non-Employee Directors is equal to 50% of the fair market value per share of Common Stock on the date of grant. Options granted under the plan are non-transferable and non-assignable by the participant other than by will or by the laws of descent and distribution. The options granted under the plan vest over a three-year period in annual increments of one-third on each anniversary of the date of grant for participants who continue to serve on the Board of Directors. If a participant ceases to be a member of the Board of Directors for any reason except termination for cause, all vested options then held are exercisable for a period of three years and all unvested options terminate 30 days after the participant ceases to be a member of the Board of Directors. If a participant is terminated for cause, all vested options are exercisable for a period of 30 days and all unvested options automatically terminate.

Options for 15,000 shares were granted to each of Messrs. Shriver and Miscoll on December 17, 1993 at an exercise price of $3.09375 per share, all of which have vested in accordance with their terms. In addition, options for 15,000 shares were granted to Mr. Miscoll on July 14, 1994, at an exercise price of $2.71880 per share, all of which have vested in accordance with their terms.

Upon their election to the Board of Directors in June 1995, each of Messrs. Cumming and Steinberg were granted an option under the Stock Option Plan for Non-Employee Directors to purchase 30,000 shares of Common Stock. Upon his election to the Board of Directors in February 2000, Mr. Mara was granted options under the Stock Option Plan for Non-Employee Directors to purchase 30,000 shares of Common Stock. Effective August 14, 2000, Messrs. Cumming, Mara and Steinberg entered into Stock Option Termination Agreements with the Company, pursuant to which their options were terminated. Upon his election to the Board of Directors in March 2001, Mr. Scruggs was not granted any options under the Stock Option Plan for Non-Employee Directors.

Options to purchase 15,000 shares of Common Stock at an exercise price of $2.71880, which are held by a former director of the Company, remain outstanding. All of these options have vested in accordance with their terms. Unless exercised, these options will expire on December 17, 2003.

The Board of Directors has adopted a Stock Incentive Plan for Non-Employee Directors to replace the existing Stock Option Plan for Non-Employee Directors, which will expire on December 17, 2003. The Stock Incentive Plan for Non-Employee Directors will be voted upon by the stockholders at the Meeting. See “APPROVAL OF STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS.”

EXECUTIVE OFFICERS OF THE REGISTRANT

Following is a schedule of names and certain information regarding all of the executive officers of the Company, as of August 4, 2003:

Name	Age	Position
G. Frank Joklik	75	Chairman of the Board and Chief Executive Officer
Donald L. Babinchak	67	President
John C. Farmer	53	Chief Financial Officer, Secretary and Treasurer
Larry L. Lackey	67	Director of Exploration
Thomas G. White	60	Manager of Operations

G. Frank Joklik has served as Chairman of the Board of the Company since June 30, 1998, and has served as a Director of the Company since June 6, 1995. Mr. Joklik served as President and Chief Executive Officer of the Company from November 1, 1995 through June 30, 1998. Concurrent with his appointment as Chairman of the Board, Mr. Joklik took a leave of absence from his position as President and Chief Executive Officer of the Company. Mr. Joklik returned from the leave of absence to his position as Chief Executive Officer during the second quarter of 1999. Mr. Joklik was formerly the President and Chief Executive Officer of Kennecott Corporation.

Donald L. Babinchak has served as President of the Company since June 30, 1998. Mr. Babinchak has also served as the Director of Human Resources of the Company since March 25, 1996. Mr. Babinchak was formerly Vice President of Human Resources and Administration of Kennecott Corporation. Mr. Babinchak changed from full-time to part-time employment in November 2001 and returned to full-time employment in March 2003.

John C. Farmer has served as Chief Financial Officer of the Company since June 30, 1998. Mr. Farmer has also served as the Company’s Controller, Treasurer and Secretary since April 25, 1996. Mr. Farmer was formerly the Chief Financial Officer of Dyno Nobel Inc.

Larry L. Lackey has served as Director of Exploration for MK Gold since October 1, 1999. Mr. Lackey has also served as the Company’s Chief Geologist since August 23, 1995. He was formerly Regional Vice President-Central America and the Caribbean for Independence Mining Company, Inc. Mr. Lackey changed from full-time to part-time employment in November 2001 and returned to full-time employment in March 2003.

Thomas G. White joined the Company as Vice President of Operations on October 8, 1993. On August 5, 1996, Mr. White’s title was changed to Manager of Operations. Before joining the Company, Mr. White served as a mining executive for the gold operations of Homestake Mining Co., located in San Francisco, California.

The executive officers of the Company serve at the pleasure of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning compensation paid by the Company and its subsidiaries to the Chief Executive Officer, the President and the Manager of Operations of the Company (collectively, the “Named Executive Officers”) for the years ended December 31, 2002, 2001 and 2000. No other executive officer of the Company received a total annual salary and bonus in excess of $100,000 during these periods.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	Securities Underlying Options (#)	All Other Compensation ($)

G. Frank Joklik Chief Executive Officer	2002 2001 2000	150,000 150,000 150,000	— — —	5,146 5,119	(b)

Donald L. Babinchak President(a)	2002 2001 2000	65,000 123,719 130,000	— — —	2,928 4,363 5,424	(c)

Thomas G. White Manager of Operations	2002 2001 2000	128,000 128,000 128,000	— — —	3,980 3,974 3,974	(d)

(a)	Mr. Babinchak changed from full-time to part-time employment in November 2001 and returned to full-time employment in March 2003.

(b)	Consists of 401(k) matching contributions of $3,910 and life insurance premiums of $1,236.

(c)	Consists of 401(k) matching contributions of $1,709 and life insurance premiums of $1,219.

(d)	Consists of 401(k) matching contributions of $3,206 and life insurance premiums of $774.

Stock Options

No options to purchase Common Stock were granted to the Named Executive Officers during 2002. The Company has never granted any freestanding stock appreciation rights. None of the Named Executive Officers exercised any options during 2002.

The following table provides information as to options exercised by each of the Named Executive Officers during 2002, and the value of options held by such Executives at December 31, 2002 measured in terms of the average sale price reported for Common Stock on December 31, 2002 ($0.42, as reported on the OTC Bulletin Board).

Aggregate Option Exercises in 2002

and Option Values at 12/31/2002

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2002 ($) Exercisable/Unexercisable

G. Frank Joklik	—	—	900,000/0	—

Donald L. Babinchak	—	—	250,000/0	—

Thomas G. White	—	—	125,000/0	—

Employee Incentive Compensation and Savings Plans

Executive Incentive Plan. The Company has an Executive Incentive Plan whereby key officers and employees of the Company may earn bonuses. Participants in the Executive Incentive Plan are selected by the Compensation Committee based on their level of responsibility, salary, and past and prospective contributions to the business and growth of the Company. Bonus payments are determined by MK Gold’s Compensation Committee.

Under the Executive Incentive Plan, cash awards may be made to individuals from an award fund established annually by the Company. The amount of the award fund will be based on criteria established by the Compensation Committee. The criteria may be described in terms of Company-wide objectives, such as net income, return on capital and cash flow, or such other or similar objectives which are related to performance. The amount of the award fund for any year may not in any event exceed 9.55% of the Company’s net profit after taxes for such year. Each participant potentially may receive an award from the award fund up to a specified percentage of the participant’s base salary, which percentage generally ranges from 20% to 50% depending on the participant’s base salary and the participant’s organizational duties. The Compensation Committee may modify individual awards but in no event may the Compensation Committee increase by more than 50% the award otherwise payable. Awards are subject to forfeiture if a participant’s employment terminates prior to receipt of the award unless termination is due to retirement, death, permanent disability or, after a change in control of the Company, termination is by the Company for cause (as defined in the plan) or is by the participant without good reason (as defined in the plan). No awards were made under the Executive Incentive Plan for the year ended December 31, 2002.

Long-Term Incentive Plan. The Company has a Long-Term Incentive Plan whereby officers and employees of the Company may earn bonuses. Under the Long-Term Incentive Plan, cash awards may be made dependent on a comparison of the Company at the end of an initial 3-year period (ended December 31, 1996) and each rolling 3-year period thereafter against total shareholder return for other companies in the same industry. In the event of a change in control of the Company (as defined in the plan), each active participant would be entitled to receive a pro rata portion of the benefit payable under the plan for any pending performance period (based on 30-day average closing prices as of the month immediately preceding the month in which the change in control occurs) as soon as practicable following such change in control. No awards have been made under this plan.

Stock Incentive Plan. The Company has a Stock Incentive Plan, pursuant to which awards of stock options, stock appreciation rights and restricted stock may be made to officers and key employees. The Stock Incentive Plan is administered by the Compensation Committee, no voting member of which may be an employee of the Company or be eligible to receive awards under the Stock Incentive Plan. A maximum of 2,500,000 shares of Common Stock are authorized to be issued pursuant to the Stock Incentive Plan. As of August 4, 2003, awards covering 1,975,000 shares of Common Stock were outstanding under the Stock Incentive Plan and 332,034 shares were available for awards under the Stock Incentive Plan. Under the Stock Incentive Plan, awards are not considered to have been made with respect to options or stock appreciation rights that terminate without being exercised.

Awards of restricted stock are subject to vesting requirements, and shares of restricted stock generally are not permitted to be sold, pledged, or otherwise disposed of during the period in which the restrictions exist. Shares of restricted stock otherwise carry full voting and dividend rights from the date of the award. Options awarded pursuant to the Stock Incentive Plan are subject to vesting requirements. Generally, the exercise price of all options granted under the Stock Incentive Plan is equal to the fair market value at the date of grant.

Generally, options awarded under the Stock Incentive Plan have a term of 10 years, subject to acceleration in the event of a change in the control of the Company and in certain other events, including retirement after age 65, death, and disability. Pursuant to the Stock Incentive Plan, the Compensation Committee will review from time to time and may revise any of the foregoing vesting or other requirements as they apply to eligible participants.

Savings Plan. The Company has adopted a tax-qualified retirement plan (“Savings Plan”) with a salary deferral feature within the meaning of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Employees of the Company and of certain affiliates are eligible to participate in the Savings Plan, provided, among other things, that they are at least 21 years of age and U.S. citizens or lawfully admitted residents.

Pursuant to the salary deferral feature of the Savings Plan, each participant may elect to reduce his or her compensation by between 1% and 15%, but not more than $12,000 (for 2003) per year, adjusted for changes in the cost of living and subject to non-discrimination limits under the Code. The Company will contribute these compensation deferrals to the Savings Plan. The Company has also agreed to match 50% of the first 5% of eligible employee compensation deferrals to the Plan (“Company Matching Contributions”). The Company retains the right to make additional non-elective Company contributions to help satisfy federal non-discrimination requirements.

Savings Plan deferrals (including Company Matching Contributions) are allocated to accounts in the name of the participants and invested at their direction in investment funds which have been chosen by the savings plan committee under the Savings Plan.

A participant’s retirement benefit under the Savings Plan is dependent upon the participant’s vested account balance at the time of distribution. The value of such account is dependent upon how well the participant invests his or her deferrals (including Company Matching Contributions) over the period of time he or she participates in the Savings Plan. Compensation deferrals are always fully vested. Company Matching Contributions are fully vested upon completion of one year of service, or attainment of age 65, death or total disability.

Distribution of the vested balance of a participant’s account is to be made in a single cash payment within one year after termination of employment, reaching age 65 or death, unless the account balance exceeds $5,000, in which case distribution is made at age 65 or earlier if the participant consents.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is comprised entirely of non-employee Directors, who make independent decisions with respect to executive compensation. The Compensation Committee reviews the compensation of the top executive officers (including the Named Executive Officers) at such times as it deems necessary.

Compensation Policy Applicable to Officers and Key Executives

The goal of the Compensation Committee is to create compensation packages for officers and key executives which will attract, retain and motivate executive personnel who are capable of achieving the Company’s short-term and long-term financial and strategic goals. Compensation packages are designed to combine a mixture of short-term and long-term incentives tied to Company performance as described more particularly below. In exercising its responsibilities, the Compensation Committee seeks to encourage management to achieve the Company’s short-term and long-term financial and strategic objectives, including maximizing long-term value for stockholders. Through the implementation of its compensation policies, the Compensation Committee believes it can motivate management to consider the Company’s short-term and long-term objectives, such as the Company’s financial performance and stock price appreciation, by rewarding the Company’s key officers and executives upon achieving such objectives.

Executive Compensation Policies

Executive compensation at the Company is made up of three elements: (i) base salary, (ii) bonuses (short-term and long-term incentives) and (iii) grants of equity-based compensation (e.g., stock options and restricted stock).

Base Salary. The base salaries of the executive officers of the Company are determined by the Compensation Committee on the basis of each executive officer’s responsibilities, with consideration given to the base salaries of executive officers of comparable companies.

Bonuses. In addition to base salary, key officers and employees are eligible to receive bonuses under the Company’s Executive Incentive Plan and Long-Term Incentive Plan. Bonuses under the Company’s Executive Incentive Plan are determined by the Compensation Committee within the parameters of the Executive Incentive Plan. The Plan requires the establishment of an award fund which shall not exceed 9.55% of the Company’s net profits after taxes for the year. This fund is allocated to Company officers and executives in accordance with an allocation schedule which is tied to salary grade and/or organizational level of a participant. No bonuses were granted under the Company’s Executive Incentive Plan during 2002.

The Company’s Long-Term Incentive Plan provides long-term incentives to officers and employees based upon the overall performance of the Company over periods of three years as compared to other companies in the same industry. To date, no cash awards have been granted under the Long-Term Incentive Plan.

Stock Options and Restricted Stock. In addition to salary and bonus, the Company has adopted the Stock Incentive Plan, which provides that the long-term compensation of officers and key employees be dependent upon the financial performance of the Company. Under the Stock Incentive Plan, officers and key employees are eligible to receive awards of stock options, stock appreciation rights and restricted stock. The number of stock options and shares of restricted stock granted to each executive officer is determined by a competitive compensation analysis and each individual’s salary and responsibility. The Compensation Committee also considers the number and exercise price of options and shares of restricted stock granted to individuals in the past. All option grants have been made with an exercise price equal to the fair market value of Common Stock on the date of grant as required pursuant to the terms of the Company’s Stock Incentive Plan.

Compensation of Chief Executive Officer

Mr. Joklik was appointed President and Chief Executive Officer of the Company on November 1, 1995. Mr. Joklik’s minimum annual base salary of $150,000 was established by the Compensation Committee, and approved by the Board of Directors. Mr. Joklik agreed to an initial salary which was below market due to the financial condition of the Company. Stock option awards to Mr. Joklik were based on his level of responsibility and experience.

Mr. Joklik became Chairman of the Board of the Company on June 30, 1998. Concurrent with his appointment as Chairman of the Board, Mr. Joklik took a leave of absence from his position as President and Chief Executive Officer of the Company. The Company did not pay a salary to Mr. Joklik during his leave of absence; however, Mr. Joklik received an annual fee of $20,000, payable quarterly, for his services as Chairman of the Board. Mr. Joklik also continued to participate in the Company’s Stock Incentive Plan.

During Mr. Joklik’s leave of absence, the Board of Directors of the Company appointed Donald L. Babinchak to serve as the President and Chief Executive Officer of the Company, on an interim basis until Mr. Joklik’s return or until his successor had been duly appointed and qualified. The Compensation Committee established an annual compensation rate of $150,000 for Mr. Babinchak. In determining Mr. Babinchak’s compensation, the Compensation Committee considered the rate at which Mr. Joklik was compensated, prior to his leave of absence, as well as Mr. Babinchak’s responsibilities as President and Chief Executive Officer of the Company. The Compensation Committee also authorized the grant of additional options covering 75,000 shares of Common Stock to Mr. Babinchak under the Company’s Stock Incentive Plan.

Mr. Joklik returned from the leave of absence to his position as Chief Executive Officer during the second quarter of 1999. As Chief Executive Officer, Mr. Joklik’s minimum annual base salary is $150,000, as originally established by the Board of Directors Compensation Committee and approved by the Board of Directors. Upon Mr. Joklik’s return, Mr. Babinchak ceased to serve as Chief Executive Officer, but he continues to serve as President, for which the Compensation Committee established an annual compensation rate of $130,000. In November 2001, Mr. Babinchak changed from full-time to part-time employment, and his annual compensation rate was reduced to $65,000. In March 2003, Mr. Babinchak returned to full-time employment, and his annual compensation rate was increased to $130,000.

Submitted by the Compensation Committee

James P. Miscoll

Robert S. Shriver

The information contained in this Compensation Committee Report on Executive Compensation is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding persons known by the Company to beneficially own, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), more than 5% of Common Stock as of August 4, 2003, based solely on information regarding such ownership available to the Company in filings by such beneficial owners with the SEC on Schedules 13D and 13G. The following table also sets forth information regarding beneficial ownership of Common Stock as of August 4, 2003 by the Directors and the Named Executive Officers and by the Directors and Executive Officers as a group.

Name and Address of Beneficial Owner (a)	Number of Shares and Nature of Beneficial Ownership (b)		Percent Of Class

Certain Beneficial Owners:
Leucadia National Corporation 315 Park Avenue South New York, NY 10010	27,212,735		72.8

Group consisting of: Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., MGP Advisors Limited Partnership, AWM Investment Company, Inc. Austin W. Marxe and David Greenhouse 153 East 53 Street New York, New York 10022	3,420,300	(c)	9.1

Directors:

H.E. Scruggs	—		—

T.E. Mara	—		—

J.P. Miscoll	82,100	(d)	*

R.S. Shriver	60,000	(e)	*

I.M. Cumming	—	(f)	—

J.S. Steinberg	—	(f)	—

G.F. Joklik	1,000,000	(g)	2.7

Nondirector Named Executive Officers:

D.L. Babinchak	260,000	(h)	*

T.G. White	131,575	(i)	*

All Directors and Executive Officers as a Group (11 persons)	1,880,675	(j)	5.0

*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person listed is c/o MK Gold Company, 60 East South Temple, Suite 2100, Salt Lake City, UT 84111.

(b)	For purposes of this table, shares are considered to be beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire the beneficial ownership of the shares within 60 days of August 4, 2003. Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(c)	According to a Statement on Schedule 13G dated March 4, 2003, 3,420,300 shares are beneficially owned by Austin W. Marxe and David Greenhouse, of which 2,570,000 shares are owned by Special Situations Fund III, L.P. and 850,300 shares are owned by Special Situations Cayman Fund, L.P.

(d)	Consists of (i) 30,000 shares that may be acquired upon the exercise of currently exercisable stock options and (ii) 52,100 shares beneficially owned by the J. P. Miscoll and I. Miscoll Trust, dated November 11, 1991, of which Mr. Miscoll’s spouse is trustee.

(e)	Includes 15,000 shares that may be acquired upon the exercise of currently exercisable stock options.

(f)	Although neither Mr. Cumming nor Mr. Steinberg directly owns any shares of the Company, by virtue of their respective approximately 15.7% and 15.4% interests in Leucadia National Corporation, each may be deemed to be the beneficial owner of the shares of the Company beneficially owned by Leucadia. Mr. Cumming and Mr. Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of Leucadia.

(g)	Includes 900,000 shares that may be acquired upon the exercise of currently exercisable stock options.

(h)	Includes 250,000 shares that may be acquired upon the exercise of currently exercisable stock options.

(i)	Includes 125,000 shares that may be acquired upon the exercise of currently exercisable stock options.

(j)	Includes 1,620,000 shares that may be acquired upon the exercise of currently exercisable stock options.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information relating to compensation plans under which equity securities of the Company are authorized for issuance, as of December 31, 2002. The equity compensation plans that have been approved by security holders are the Stock Incentive Plan, which is described under “Executive Compensation—Employee Incentive Compensation and Savings Plans,” above, and the Stock Option Plan for Non-Employee Directors, which is described under “Information Concerning the Board of Directors, Board Committees and Director Compensation—Director Compensation,” above. The Company has no equity compensation plans that have not been approved by security holders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,035,000	$1.59	452,034

Equity compensation plans not approved by security holders	—	—	—

Total	2,035,000	$1.59	452,034

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of three non-employee Directors. During the year ended December 31, 2002, the members of the Compensation Committee were James P. Miscoll and Robert S. Shriver. There is one vacancy on the Compensation Committee. During the last fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officers served as a member of the compensation committee or as a director of the Company.

COMPANY PERFORMANCE GRAPH

Rules adopted by the Securities and Exchange Commission require that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the Nasdaq Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has chosen a group of six mining and development companies as a peer group for purposes of this performance comparison. A list of these companies follows the graph set forth below.

The peer group consists of Agnico Eagle Mines Ltd., Battle Mountain Gold Company, Bema Gold Corp., Cambior Inc., Glamis Gold Ltd., and Greenstone Resources Ltd. Data for Battle Mountain Gold Company, which was acquired by another company in January 2001, is only included through December 31, 2000. Data for Greenstone Resources Ltd., which ceased to be a reporting company in September 2000, is only included through December 31, 1999.

The information contained in this section is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Executive Officers and Directors, and persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish the Company with copies. Based solely upon a review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that for the year ended December 31, 2002 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Four of the Directors of the Company are affiliated with Leucadia National Corporation, which owns 72.8% of the outstanding shares of Common Stock: Mr. Cumming is Chairman of the Board and a principal shareholder of Leucadia; Mr. Steinberg is a Director, President and a principal shareholder of Leucadia; Mr. Mara is Executive Vice President and Treasurer of Leucadia; and Mr. Scruggs is a Vice President of Leucadia.

In March 1998, the Company entered into a $20 million credit facility (the “Credit Facility”) with Leucadia. Through various amendments, the most recent of which was entered into in May 2003 and effective January 2, 2003, the Credit Facility was amended to increase the amount to $40 million and to extend the expiration to January 3, 2005. Leucadia may terminate the Credit Facility on December 15 of any year, provided Leucadia notifies the Company of the termination prior to September 15 of that year. Leucadia has notified the Company that it does not intend to terminate the Credit Facility prior to January 2, 2004. At March 31, 2003, the Company had outstanding borrowings under the Credit Facility of $33.4 million. Loans outstanding under the Credit Facility bear interest equal to the prime rate and interest and commitment fees are payable quarterly. The prime rate at March 31, 2003 was 4.25%. Interest paid to Leucadia under the Credit Facility was approximately $1.4 million for the year ended December 31, 2002 and approximately $0.35 million for the three months ended March 31, 2003.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2002 with management.

Review and Discussion with Independent Accountants

The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 90 (Communication with Audit Committees) regarding the auditor’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP the matter of its independence.

Conclusion

Based on the review and discussions described in the preceding paragraphs, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

James P. Miscoll, Chairman

Ian M. Cumming

Robert S. Shriver

The information contained in this Audit Committee Report is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2003. PricewaterhouseCoopers LLP currently serves as the Company’s independent accountants. The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2003.

ACCOUNTING FEES

Audit Fees. The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q for such year were $132,000.

Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP did not render professional services to the Company relating to financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees. The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP for services rendered, other than audit services and financial information systems design and implementation services, for the fiscal year ended December 31, 2002 were $36,000.

The Audit Committee has considered whether the provision of the other services described in the preceding paragraphs is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

APPROVAL OF STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

In July 2003, the Board of Directors adopted the Stock Incentive Plan for Non-Employee Directors (the “Plan”), subject to stockholder approval. If the stockholders approve the Plan at the Meeting, the Plan will become effective as of the date of the Meeting. If the stockholders do not approve the Plan at the

Meeting, however, the Plan will not become effective. The Plan is intended to replace the Company’s existing Stock Option Plan for Non-Employee Directors, which will expire on December 17, 2003. The purpose of the Plan is to encourage the highest level of performance from those members of the Board of Directors who are not employees of the Company. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Annex A.

Description of Stock Incentive Plan for Non-Employee Directors

Shares Reserved for Issuance Under the Plan. The Company has reserved a total of 500,000 shares of Common Stock for issuance under the Plan. The number and kind of shares available for grants under the Plan will be adjusted proportionately by the Board of Directors if the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, distribution, reverse stock split, combination of shares, dividend payable in shares, recapitalization or reclassification.

Types of Awards. The Plan authorizes the Executive Committee of the Board of Directors to grant stock options and restricted stock.

Eligibility. Grants under the Plan may be awarded to selected non-employee directors. For purposes of the Plan, a non-employee director is a director of the Company who is not an employee of the Company or of any subsidiary of the Company. The Company currently has six non-employee directors.

Administration. The Executive Committee of the Board of Directors (the “Committee”) interprets and administers the Plan. The interpretation and construction by the Committee of any provision of the Plan is final and binding on all persons interested in the Plan.

Amendment and Termination of the Plan. The Board of Directors may amend the Plan at any time, provided that unless first approved by the stockholders of the Company, no amendment may be made to the Plan which:

•	materially modifies the eligibility requirements of the Plan,

•	increases the total number of shares of Common Stock which may be issued under the Plan,

•	reduces the purchase price of shares subject to outstanding options under the Plan,

•	extends the term of any option granted under the Plan, or

•	otherwise materially increases the benefits of the Plan to participants.

Except for changes in outstanding options in connection with changes in capital structure and certain transactions (as described below, under the heading “Sale of Assets, Merger or Dissolution”), no change in an option already granted may be made without the consent of the holder of the option. The Plan continues in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to awards then outstanding under the Plan.

Stock Options

Option Terms. With respect to each option grant, the Committee is authorized, subject to any restrictions set forth in the Plan, to determine the number of shares subject to the option, the exercise price, the period of the option, and the time or times at which the option may be exercised.

Exercise of Options. Stock options may be exercised from time to time over the period, in the amounts and at the times determined by the Committee. Unless otherwise determined by the Committee, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

Termination of Service. If an optionee ceases to be a non-employee director for any reason, other than termination of directorship for cause, all vested options then held by such optionee shall be exercisable thereafter for a period of three (3) years and all unvested options shall terminate thirty (30) days after such person ceases to be a non-employee director. If an optionee’s directorship is terminated for cause, all vested options then held by such optionee shall be exercisable thereafter for a period of thirty (30) days and all unvested options shall automatically terminate on the date of termination as a director. For purposes of the Plan, cause is defined as a non-employee director’s

•	willful engagement in conduct materially injurious to the Company,

•	commission of an act of fraud or embezzlement against the Company or any subsidiary of the Company, or

•	conviction for any felony involving moral turpitude.

Non-Transferability of Options. Each stock option granted under the Plan by its terms is nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution. An option may be exercised only by an optionee or, after death, by a successor or representative of an optionee.

Holding Period of Options. At least six (6) months must elapse from the date of acquisition of an option to the date of disposition of such option (other than upon exercise or conversion) or the date of disposition of the Common Stock with respect to which such option may be exercised.

Sale of Assets, Merger or Dissolution. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more legal entities as a result of which the Company is not the surviving entity, or upon a sale of substantially all the property of the Company to another corporation, all unexercised options under the Plan shall become exercisable in full immediately before the consummation of such transaction, and to the extent any option is not exercised prior to the consummation of such transaction, such option shall automatically terminate upon the consummation of such transaction.

Restricted Stock

The Committee, at its discretion, may award shares of restricted stock under the Plan for any consideration (including services) determined by the Committee. Shares of restricted stock shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions, if any, may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Committee. Shares of restricted stock must be held for a period of at least six (6) months following the date of acquisition.

Federal Income Tax Consequences

The following is a general discussion of certain federal income tax consequences of awards granted under the Plan. The discussion does not describe any tax consequences under the tax laws of any state, locality or foreign jurisdiction. Furthermore, the discussion is based on the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed or modified retroactively so as to result in federal income tax consequences different from those discussed below. The discussion below does not discuss all federal tax consequences that may be relevant to a particular grantee, and is not intended as tax advice. Each grantee should consult his or her individual tax adviser.

Stock Options

General. No income is realized by the grantee of a stock option until the option is exercised. When a stock option is exercised, the optionee realizes ordinary compensation income, and the Company generally becomes entitled to a deduction, in the amount, if any, by which the fair market value of the shares subject to the stock option at the time of exercise exceeds the exercise price. With respect to options exercised by certain executive officers, the Company’s deduction can in certain circumstances be limited by the $1,000,000 cap on deductibility set forth in Section 162(m) of the Internal Revenue Code. The Company is required to withhold on all amounts treated as ordinary income to optionees. Upon the sale of shares acquired by exercise of a stock option, the amount by which the sale proceeds exceed the fair market value of the shares on the date of exercise will constitute long-term capital gain if the shares are held as a capital asset and have been held for more than one year.

Exercise Using Previously Acquired Shares. If an optionee exercises a stock option using previously acquired shares (the “exercise shares”), the tax results of the option exercise generally will be as set forth above, except that for purposes of determining the tax consequences upon disposition of the shares acquired upon exercise of the option (the “option shares”), the option shares will be divided into two groups. The first group, consisting of the number of option shares equal to the number of exercise shares, will have a tax basis equal to the tax basis of the exercise shares immediately before the exercise of the option. The second group, consisting of the balance of the option shares, will have a tax basis equal to the fair market value of the shares on the date of exercise of the option. The gain upon disposition of option shares will be the excess of the sales proceeds over the tax basis of the shares. Before exercising a stock option using exercise shares, optionees should consult their individual tax advisers.

Restricted Stock

Restrictions placed on restricted stock generally will constitute a “substantial risk of forfeiture” for purposes of Section 83 of the Internal Revenue Code. If so, no income is recognized by a recipient of restricted stock upon the grant of the stock, unless the recipient elects within 30 days (pursuant to section 83(b) of the Internal Revenue Code) of the transfer to recognize income. If the recipient makes the section 83(b) election, the recipient will recognize, at the time of the transfer, ordinary compensation income equal to the amount, if any, by which the fair market value of the shares on the date of transfer exceeds the amount the recipient paid for the stock, and the recipient’s holding period for the shares will begin on the date of transfer. In addition, if the Company repurchases the restricted stock the recipient generally will not be entitled to a deduction or loss in excess of (i) the amount, if any, paid for the shares over (ii) the amount, if any, for which the Company repurchases the shares, even if the recipient’s tax basis in the shares exceeds the repurchase price. If the recipient does not make the section 83(b) election, the recipient will generally recognize, at the time the restrictions lapse, ordinary compensation income equal to amount, if any, by which the fair market value of the restricted stock on the date the restrictions lapse exceeds the amount the recipient paid for the shares, and the recipient’s holding period for the shares will begin on the date the restrictions lapse. When the recipient sells the shares, the recipient generally will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient’s basis, which gain or loss will be long-term gain or loss if the recipient has held the shares for more than one year. The recipient’s basis will be what the recipient paid for the restricted stock plus any income previously recognized. The Company generally will be entitled to a deduction equal to the amount of income to the recipient, although the deduction can in certain circumstances be limited by the $1,000,000 cap on deductibility set forth in Section 162(m) of the Internal Revenue Code. The Company is required to withhold on all amounts treated as compensation income to the recipient.

New Plan Benefits

No benefits or amounts will be received by or allocated to any Named Executive Officer, any current executive officer or any employee (including any current officer who is not an executive officer) under the Plan because no such person is eligible to participate in the Plan. The benefits or amounts that will be received by or allocated to all current directors who are not executive officers as a group (the “Non-Executive Director Group”) under the Plan are not determinable because such benefits or amounts, if any, will be awarded in the future at the discretion of the Committee. No benefits or amounts were received or allocated under the Company’s existing Stock Option Plan for Non-Employee Directors for the fiscal year ended December 31, 2002. Similarly, if the Plan had been in effect during the fiscal year ended December 31, 2002, no benefits or amounts would have been received by or allocated to any member of the Non-Executive Director Group for such year.

The Board of Directors recommends a vote FOR the approval of the Stock Incentive Plan for Non-Employee Directors.

ANNUAL REPORT

A copy of the Company’s Annual Report is being mailed to stockholders together with these proxy materials.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Any proposal submitted by a stockholder for action at the Company’s 2004 Annual Meeting of Stockholders must be submitted in a letter to the Secretary of the Company and received by the Company by April 9, 2004 in order for such proposal to be included in the Company’s proxy statement and form of proxy relating to such meeting. The proposal must be in the form required by, and will be subject to the other requirements of, the applicable rules of the Securities and Exchange Commission. With respect to proposals submitted by a stockholder other than for inclusion in the Company’s proxy statement and form of proxy for the 2004 Annual Meeting, notice of any such proposal must be submitted in a letter to the Secretary of the Company and received by the Company not less than 60 days prior to the 2004 Annual Meeting to be timely; provided, however, that in the event public announcement of the date of the 2004 Annual Meeting is not made at least 75 days prior to the date of the 2004 Annual Meeting, such notice must be received not later than 10 days following the day on which public announcement is first made of the date of the 2004 Annual Meeting. The notice must be in the form required by, and will be subject to the other requirements of, the Bylaws of the Company. Any proxies solicited by the Board of Directors for the 2004 Annual Meeting may confer discretionary authority to vote on any proposal notice of which is not timely received.

The Executive Committee will consider nominees for the Board of Directors recommended by stockholders for the 2004 Annual Meeting if the following information concerning each nominee is disclosed in writing: name, age, business address, residence address, principal occupation or employment, class and number of shares of Common Stock which are beneficially owned by each nominee and other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The stockholder making the nomination must also disclose his name, address and the number of shares beneficially owned. All such recommendations must be submitted to the Company in a letter to the Secretary of the Company not less than 60 days prior to the 2004 Annual Meeting; provided, however, that in the event public announcement of the date of the 2004 Annual Meeting is not made at least 75 days prior to the date of the 2004 Annual Meeting, such recommendation by the stockholder must be received not later than 10 days following the day on which public announcement is first made of the date of the 2004 Annual Meeting. The recommendation must be in the form required by, and will be subject to the other requirements of, the Bylaws of the Company.

Dated:	August 7, 2003	BY ORDER OF THE BOARD OF DIRECTORS
John C. Farmer
Chief Financial Officer and Secretary

ANNEX A

MK GOLD COMPANY

STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE 1 – PURPOSE

The purpose of this Plan is to encourage the highest level of performance from those members of the Board who are not employees of the Company by granting such directors restricted stock and/or options to purchase the Company’s common stock. Ownership of such stock provides non-employee directors with a proprietary interest in the Company’s success and increases their identification with the interests of the Company’s stockholders.

ARTICLE 2 – DEFINITIONS

The following words shall have the meaning set forth in this Article, unless a different meaning is clearly required by the context in which they appear. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

2.1	Board shall mean the Board of Directors of the Company.

2.2	Cause shall mean a Non-Employee Director’s (i) willful engagement in conduct materially injurious to the Company, (ii) commission of an act of fraud or embezzlement against the Company or any Subsidiary, or (iii) conviction for any felony involving moral turpitude. For purposes of clause (i) of this definition, no act, or failure to act on the director’s part shall be deemed “willful” unless done, or omitted to be done, by the director not in good faith and without reasonable belief that the director’s act, or failure to act, was in the best interests of the Company.

2.3	Code shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.4	Committee shall mean the Executive Committee of the Board.

2.5	Common Stock shall mean the $.01 par value common stock of the Company.

2.6	Company shall mean MK Gold Company, a Delaware corporation.

2.7	Effective Date shall mean September 5, 2003.

2.8	Fair Market Value shall mean the closing price of the Common Stock last reported before the time the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board.

2.9	Non-Employee Director shall mean a member of the Board who is not an employee of the Company or of any Subsidiary.

2.10	Option shall mean an Option granted under this Plan.

2.11	Participant shall mean any Non-Employee Director who participates in the Plan.

2.12	Plan shall mean the MK Gold Company Stock Incentive Plan for Non-Employee Directors as set forth herein and as amended from time to time.

2.13	Restricted Stock shall mean shares of restricted stock granted under this Plan.

2.14	Subsidiary shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 425(f) of the Code, as that section may be amended from time to time.

ARTICLE 3 – ADMINISTRATION

The Committee shall interpret and administer the Plan. The interpretation and construction by the Committee of any provision of this Plan shall be final and binding on all persons interested in the Plan. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan. The Plan and all action taken under it shall be governed, as to construction and administration, by the law of the State of Delaware.

ARTICLE 4 – ELIGIBILITY

Each Non-Employee Director shall be eligible to be a Participant in the Plan.

ARTICLE 5 – SHARES SUBJECT TO PLAN

The total number of shares of Common Stock with respect to which Options or Restricted Stock may be granted hereunder shall be five hundred thousand (500,000) (subject to adjustment as provided in this Article 5 and Article 9.1). The shares of Common Stock issued as Restricted Stock or issued upon exercise of an Option shall be from authorized but unissued Common Stock or from any outstanding Common Stock which has been reacquired by the Company. In the event that an Option terminates for any reason, without having been exercised in full, the unpurchased shares of Common Stock subject to that Option shall again be available for grant under this Plan. If shares issued as Restricted Stock are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

ARTICLE 6 – GRANTS OF OPTIONS AND RESTRICTED STOCK

The Committee may, from time to time in its discretion, grant Options and/or Restricted Stock to Non-Employee Directors hereunder. All such Options and Restricted Stock shall be subject to the terms and conditions set forth in this Plan.

ARTICLE 7 – TERMS AND CONDITIONS OF OPTIONS

7.1	Terms of Grant

With respect to each Option granted hereunder, the Committee shall determine the number of shares subject to the Option, the exercise price, the period of the Option and the time or times at which the Option may be exercised. All Options granted under the Plan shall be evidenced by an Option Agreement which shall be in such form as the Committee may determine and shall be executed on behalf of the Company by an officer of the Company. Each such Option Agreement shall set forth the terms and conditions of the Option.

7.2	Exercise of Options

Except as otherwise provided herein, options granted hereunder may be exercised from time to time over the period, in the amounts and at times prescribed by the Committee; provided, however, that options may not be exercised for fractional shares. Unless otherwise determined by the Committee, if a Participant does not exercise an option in any one year for the full number of shares to which the Participant is entitled in that year, the Participant’s rights shall be cumulative and the Participant may purchase those shares in any subsequent year during the term of the option.

7.3	Termination of Service

If a Participant ceases to be a Non-Employee Director for any reason (other than termination of directorship for “Cause”), all vested Options then held by such Participant shall be exercisable thereafter for a period of three (3) years and all unvested Options shall terminate thirty (30) days after such person ceases to be a Non-Employee Director. If a Participant’s directorship is terminated for Cause, all vested Options then held by such participant shall be exercisable thereafter for a period of thirty (30) days and all unvested Options shall automatically terminate on the date of termination as a director.

7.4	Purchase of Shares

Each Option Agreement shall provide that the Option evidenced thereby shall be exercised by delivering a written notice of exercise to the Company. Each such notice shall state the number of whole shares of Common Stock with respect to which the Option is being exercised and shall be signed by the Participant. In the event the Option is being exercised by any person other than the Participant, the notice shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. Each notice shall also be accompanied by (i) cash payment to the Company of the full amount of the purchase price for the shares being purchased, (ii) shares of Common Stock previously held by the Participant for more than six (6) months with a Fair Market Value equal to the full amount of the purchase price for the shares being purchased, or (iii) by a combination of cash and Common Stock as described in (i) and (ii) above.

The date of exercise of an Option shall be the date on which written notice of exercise shall have been received by the Company, but the exercise of an Option shall not be effective until the person exercising the Option shall have complied with all the provisions of the Option Agreement governing the exercise of the Option subject to Article 10. The Company shall thereafter deliver as soon as possible certificates for the shares of the Common Stock with respect to which the Option has been exercised.

7.5	Non-Transferability of Options

Each Option Agreement shall provide that the Option evidenced thereby is non-transferable and non-assignable by the Participant other than by will or the laws of descent and distribution and during the lifetime of the Participant such Option may be exercised only by the Participant or such Participant’s legal representative.

7.6	Holding Period of Options

Each Option Agreement shall provide that at least six (6) months must elapse from the date of acquisition of the Option evidenced thereby to the date of disposition of such Option (other than upon exercise or conversion) or the date of disposition of the Common Stock with respect to which such Option may be exercised.

ARTICLE 8 – TERMS AND CONDITIONS OF RESTRICTED STOCK

The Committee, at its discretion, may award shares of Restricted Stock under the Plan for any consideration (including services) determined by the Committee. Shares of Restricted Stock shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions, if any, may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Committee. All Restricted Stock shall be subject to an agreement, which shall be executed by the Company and the Participant before the delivery of the certificates representing the shares to the Participant. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The agreement shall provide that the shares of Restricted Stock subject thereto must be held for a period of at least six (6) months following the date of acquisition. The certificates representing the shares of Restricted Stock shall bear any legends required by the Committee. The Company may require any recipient of Restricted Stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.

ARTICLE 9 – EFFECT OF CERTAIN CHANGES

9.1	Anti-Dilution

The aggregate number of shares of Common Stock with respect to which Options may be granted hereunder, the number of shares of Common Stock subject to each outstanding Option, and the price per share for each such Option, may all be appropriately adjusted, as the Committee may determine, for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, payment of a share dividend or other increase in the number of such shares outstanding, without payment of consideration to the Company, provided, however, that any fractional shares resulting from any such adjustment shall be eliminated by rounding down to the closest number of whole shares; provided further, that no such adjustment shall be made if the change in the number of outstanding shares results from a contribution, directly or indirectly, of Common Stock by the Company to any Company employee benefit plan.

9.2	Sale of Assets, Merger or Dissolution

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more legal entities as a result of which the Company is not the surviving entity, or upon a sale of substantially all the property of the Company to another corporation, all unexercised Options under the Plan shall become exercisable in full immediately before the consummation of such transaction, and to the extent any Option is not exercised prior to the consummation of such transaction, such Option shall automatically terminate upon the consummation of such transaction. The Company shall use its best efforts, consistent with any applicable legal restrictions, to give all Participants at least fifteen (15) days advance notice of such a transaction.

ARTICLE 10 – AMENDMENT

The Board shall have the right to amend this Plan at any time, provided that unless first approved by the stockholders of the Company, no amendment shall be made to the Plan which: (i) materially modifies the eligibility requirements of Article 4, (ii) increases the total number of shares of Common Stock which may be issued under the Plan, (iii) reduces the purchase price of shares subject to outstanding Options under the Plan, (iv) extends the term of any Option granted under the Plan, or (v) otherwise materially increases the benefits of the Plan to Participants. No amendment shall impair the rights of a Participant under any outstanding Option, without the Participant’s consent.

ARTICLE 11 – COMPLIANCE WITH GOVERNMENT REGULATIONS

The granting of Options and Restricted Stock under this Plan and the issuance or transfer of shares of Common Stock under the Plan are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency which the Company determines to be necessary or advisable in connection therewith. In connection with any shares of Common Stock issued pursuant to the grant of Restricted Stock or the exercise of Options, the person acquiring such shares shall, if requested by the Company, give assurances satisfactory to the Company in respect of such matters as the Company may deem necessary or advisable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any shares of Common Stock under the Plan or any Option prior to (i) the admission of such shares to listing on any stock exchange on which Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulations, as the Company shall determine to be necessary or advisable.

ARTICLE 12 – NOTICE

Any notice to the Company required or permitted under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at the following address or such other address as may be specified from time to time:

MK Gold Company

60 East South Temple

Suite 2100

Salt Lake City, Utah 84111

Attention: Corporate Secretary

ARTICLE 13 – DURATION OF PLAN

The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board may suspend or terminate the Plan at any time except with respect to Options and Restricted Stock then outstanding under the Plan. Termination shall not affect any outstanding Options, any outstanding Restricted Stock, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

ARTICLE 14 – EFFECTIVE DATE

This Plan shall be effective as specified by the Company’s Board of Directors and upon approval by the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock.

[FORM OF PROXY]

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 5, 2003 AT 11:30 A.M.

MK GOLD COMPANY

The undersigned stockholder of MK Gold Company hereby appoints Donald L. Babinchak and John C. Farmer and each of them, as attorneys and proxies, each with the power to act without the other and with power of substitution and revocation, and hereby authorizes them to represent the undersigned and vote, as designated on the other side, all shares of stock of MK Gold Company standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held September 5, 2003 or any adjournments or postponements thereof.

Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith is hereby acknowledged.

(Continued and to be marked, dated and signed on the other side)

FOLD AND DETACH HERE

Annual Meeting of

Stockholders

MK GOLD COMPANY

September 5, 2003

11:30 a.m.

The Wyndham Hotel

215 W. South Temple

Salt Lake City, Utah

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.	Please mark your votes as indicated in this example X

1. ELECTION OF DIRECTORS			(THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW)
FOR all nominees listed to the right (except as marked to the contrary herein)		WITHHOLD AUTHORITY To vote for all nominees listed to the right	NOMINEES: H.E. Scruggs and Robert S. Shriver (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
—		—
2. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS			(THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS)

FOR	AGAINST	ABSTAIN
___	___	___

3. APPROVAL OF THE STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS			(THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS)

FOR	AGAINST	ABSTAIN
___	___	___

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The signature should agree with the name on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                                                                                                     , 2003

(Signature)

(Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

FOLD AND DETACH HERE

Admission Ticket

Annual Meeting of

Stockholders

MK Gold Company

September 5, 2003

11:30 a.m.

The Wyndham Hotel

215 W. South Temple

Salt Lake City, Utah